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                                                                   EXHIBIT 10.11


                       SUB-SURFACE WASTE MANAGEMENT, INC.
                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into effective December 23, 2002 (the "effective Date") by and between Behzad Mirzayi ("Employee") and Sub-Surface Waste Management, Inc., a Delaware Corporation ("SSWMX").

WHEREAS, Employee has been employed as the Vice President of Sub-Surface Waste Management, Inc.; a wholly owned subsidiary company of U.S. Microbics, Inc.
(USMX) and through such experience has acquired specials skills and abilities and an extensive background in and knowledge of SSWMX's business and the industry in which it is engaged;

WHEREAS, SSWMX desires to employ Employee, and Employee desires to remain in the employ of SSWMX, on the terms and conditions set forth below;

NOW, THEREFORE, it is mutually agreed among the parties as follows:

                             SECTION 1. EMPLOYMENT.
                             ----------------------
1.1 POSITION AND DUTIES. Upon and subject to the conditions set forth herein, during the Employment Term hereinafter defined, SSWMX hereby employs Employee as SSWMX's Vice President and Chief Operating Officer. Employee shall be responsible for such duties as are commensurate with such office and position as may from time to time be designated by SSWMX's Board of Directors. Employee shall report directly to the Board of Directors. Employee hereby accepts such employment and, during the Employment Term, shall devote his skill, energy and attention to the business of SSWMX, as may reasonably be required to fulfill his duties in an efficient and productive manner. Employee shall perform his duties in a diligent, trustworthy, loyal, and businesslike manner all for the purpose of advancing the business of SSWMX.

                            SECTION 2. COMPENSATION.
                            ------------------------
2.1 SALARY. During the Employment Term, SSWMX shall pay to employee a minimum annual salary as follows:

                  Year                               Salary

                  12/23/02 to 12/22/03               $145,000.00
                  12/23/03 to 12/22/04               $155,000.00
                  12/23/04 to 12/22/05               $165,000.00
                  12/23/05 to 12/22/06               $175,000.00
                  12/23/06 to 12/22/07               $195,000.00

Such salary shall be payable in bi-weekly installments.

2.2 BONUSES. In addition to the salary and other compensation specified in this Agreement, Employee may from time to time receive a bonus from SSWMX as may be earned by employee under a Incentive Stock Option Plan or other bonus plan or as

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may be authorized by SSWM's Board of Director's in order to more fully compensate Employee for the true value of his services to SSWMX. In particular, said bonus shall be in an amount of no less than five percent (5%) of the annual net profit before taxes calculated prior to the inclusion of such bonus. Such bonus shall be paid no later than 120 days after the end of the fiscal year and may be paid in stock (valued on the day of issue at the bid price) or cash, at determined by employee.

2.3 BUSINESS EXPENSES. SSWMX shall reimburse Employee for all reasonable, ordinary and necessary business expenses incurred and paid by Employee in the course of performing his duties for SSWMX pursuant to this Agreement and consistent with SSWMX's policies in effect from time to time with respect to travel, entertainment, and other business expenses, and subject to SSWMX's requirements with respect to the manner of reporting such expenses. The foregoing shall include reimbursement for business use of Employee's automobile at the mileage rate in effect from time to time under federal income tax regulations. Employee shall document all such business expenses by way of expense reports and shall submit to SSWMX all such additional documentation as may reasonably be required by SSWMX in order to establish the deductibility of such expenses for tax purposes. Employee shall have the use of a SSWMX credit card for payment of business expenses.

2.4 BENEFITS.

         (a) MEDICAL/DENTAL INSURANCE. During the Employment Term SSWMX shall pay the premium costs of covering Employee and his spouse and dependents under the present or future major medical, dental, and hospitalization plan of SSWMX and any other employee health and dental plans as may as may subsequently be put into effect from time to time by SSWMX during the Employment Term.

         (b) RETIREMENT PLANS. Employee shall be entitled to participate in all qualified retirement plans and similar plans for the benefit of employees which may be subsequently be adopted by SSWMX during the Employment Term, in accordance with the participation, eligibility, vesting and other provisions of such plans applicable to employees generally. The type of plan(s) and all the particulars thereof shall be determined by SSWMX's Board of Directors in its discretion.

         (c) MEDICAL/DENTAL REIMBURSEMENT. During the Employment Term, SSWMX shall reimburse Employee, up to a maximum of $20,000.00 per calendar year, for all costs and expenses incurred by Employee for medical care for himself, his spouse and dependents, to the extent not payable or reimbursable by or under medical/dental insurance. SSWMX shall adopt a written medical reimbursement plan if one is not already in effect, providing for the above benefits and setting forth such terms and procedures consistent with this Section as SSWMX's Board deems appropriate.

         (d) DISABILITY INSURANCE. Employee shall have disability insurance premiums paid by SSWMX at a level, which will provide employee with a salary of at least 75% of the salary that existed at SSWMX at the time of the disability and continuing until employee reaches age 70. The disability insurance policy shall be approved by employee as to terms and conditions. Employer agrees to provide this policy within 90 days after commencement of employment.

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         (e) LIFE INSURANCE. SSWMX shall maintain in full force and effect at a level of coverage of $1,000,000.00 and pay all premiums on term insurance on the life of the Employee with a beneficiary to be determined by Employee. Employer may select the carrier and employee shall approve the terms and conditions of benefits. Employer agrees to provide this policy within 90 days after commencement of employment.

         (f) INDEMNIFICATION. The Company's Bylaws and the Delaware General Corporation Law provide for indemnification of directors and officers against certain liabilities. SSWMX hereby agrees to indemnify Employee against expenses, including legal fees, actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that he acted in good faith, and, in any criminal matter, had reasonable cause to believe that his conduct was not unlawful.

         (g) OFFICER INSURANCE. SSWMX agrees to provide Officer's and Directors liability insurance, including errors and commission provisions, to cover Employee in carrying out his duties as President of SSWMX.

         (h) CAR ALLOWANCE. SSWMX agrees to provide a $1,000 per month car allowance to Employee during the term of this agreement. The allowance shall be paid at the beginning of each month with the first payment starting on the date of this agreement. The allowance shall be increased 10% annually on each successive twelve-month anniversary of this agreement.

         (i) TUITION REIMBURSEMENT. SSWMX agrees to reimburse Employee for tuition expenses up to $20,000 per year for job-related course expenses.

         (j) PAYROLL TAXES. Company shall pay withholding and company portion of all applicable federal, state and social security taxes on all payroll, stock options and preferred and common stock issued to Employee.


                        SECTION 3. TERM AND TERMINATION.
                        --------------------------------
3.1 EMPLOYMENT TERM. The Employment Term shall commence on the Effective Date and, unless sooner terminated or canceled in accordance with this Agreement, shall continue for a period of five (5) years thereafter. If no notice of cancellation shall have been delivered by either SSWMX or Employee to the other at least one hundred eighty (180) days prior to five years, this Agreement shall automatically be extended upon all the terms and conditions hereof at the latest salary level then in effect. Except that the following shall apply:

         (a) There shall be no fixed Employment Term;

         (b) This Agreement shall be cancelable at the will of either party by delivery of at least one hundred eighty (180) days advance written notice of cancellation to the other party;

3.2 TERMINATION. Notwithstanding the five year Employment Term, this Agreement is subject to sooner termination as hereinafter provided.

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         (a) TERMINATION DUE TO DEATH OF EMPLOYEE. This Agreement shall terminate upon the death of the Employee.

         (b) TERMINATION FOR REASONABLE CAUSE. SSWMX may terminate this Agreement immediately upon written notice to Employee in the event of
         (i) the willful breach of any agreement or covenant set forth herein; or (ii) Employee's habitual neglect of his duties hereunder.

         (c) TERMINATION IN EVENT OF PERMANENT DISABILITY. In the event that Employee should, in the opinion of a physician duly licensed in California, become unable, due to mental and/or physical disability, for a period of three hundred sixty-five (365) days to substantially perform the duties regularly performed by Employee for SSWMX hereunder, SSWMX shall have the right to terminate this Agreement at its sole election upon SSWMX's giving at least one hundred eighty (180) days written notice of its intention to so terminate to Employee or his conservator or other legal representative. Any time counted as disability time shall also be counted as time worked and all other benefits, salary and stock conversion rights shall continue during the disability period.

         (d) TERMINATION BY EMPLOYEE. Notwithstanding any of the foregoing or any other provisions of this Agreement, Employee shall have the right to terminate this Agreement for any reason upon thirty (30) days written notice to SSWMX. Employee shall similarly have the right to terminate this Agreement immediately upon written notice to SSWMX in the event that SSWMX should commit any willful or material breach of any of its obligations, representations or warranties under this Agreement.

         (e) PAYMENT UPON CHANGE IN OWNERSHIP. If the ownership or control of SSWMX shall change as a result of merger, acquisition, asset purchase, takeover or otherwise, employee shall be entitled to one hundred percent (100%) of the balance of payments due under this agreement which shall be paid in one lump sum within 30 days of the change in control or ownership. Such termination payment shall be made a condition of the completion of any merger, acquisition, asset purchase, takeover or otherwise.

         (f) PAYMENT UPON TERMINATION. IF SSWMX desires to terminate this agreement for any reason, other than described in paragraph 3.2(b) or
         (c) above, then employee shall be entitled to one hundred percent (100%) of the balance of payments due under this contract payable, at SSWMX's option, either on a bi-weekly basis or in a lump sum discounted by ten percent (10%) and payable within 30 days after said termination. Such payment shall be contingent upon employee entering into, and complying with a one-year non-compete agreement, which shall include language that employee shall not:

                  (1) Compete with SSWMX in the conduct of its business as a manufacturer or seller of products or services similar to those offered by SSWMX, unless licensed by SSWMX or its subsidiaries, or

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                  (2) Engage or participate, directly or indirectly, in any
                  business or businesses substantially similar to any business conducted by SSWMX at any time within one year after termination unless employee has received Board of Director approval to engage in such business(es).

                  (3) Solicit or cause to be solicited for the benefit of Employee or any third party any customers or employees of SSWMX unless employee has received Board of Director approval to engage in such business(es).

Notwithstanding anything to the contrary set forth in this Agreement, Employee's obligations and covenants set forth in Sections 4 and 5 hereof shall survive the termination of the Employment Term and/or this Agreement.

         (g) EXERCISE OF STOCK OPTIONS AFTER TERMINATION. Employee shall be entitled to exercise any stock options (granted prior to the termination date) under the terms of said options. SSWMX shall not have the right to cancel any stock options, due to termination, which were granted to Employee prior to termination.

                 SECTION 4. PROPRIETARY RIGHTS AND COMPETITION.
                 ----------------------------------------------
4.1 BUSINESS PROPERTIES. Other than as required to perform his duties in accordance with this Agreement and for purposes of furthering the business of SSWMX, Employee shall not use or cause to be used, for personal gain, any customer lists, underwriter names, financial sources, trade secrets or other confidential business information obtained by him as a result of his employment by or relationship with SSWMX.

4.2 REVEALING OF TRADE SECRETS, ETC. Employee acknowledges the interest of SSWMX in maintaining the confidentiality of information related to its business and shall not at any time during the Employment Term or thereafter, directly or indirectly, use in competition with SSWMX, or reveal or cause to be revealed to any person or entity, the production processes, inventions, formulae, trade secrets, customer lists, sales data, or other confidential business information obtained by him as a result of his employment relationship with SSWMX; provided, however, that the parties acknowledge that it is not the intent of this Section to include within its subject matter information which is not proprietary to SSWMX, which was known by Employee prior to commence of employment, or which is in the public domain.

4.3 NON-COMPETITION DURING EMPLOYMENT. While Employee remains in the employ of SSWMX, Employee shall not:

         (a) Compete with SSWMX in the conduct of its business as a manufacturer or seller of products or services similar to those offered by SSWMX, or

         (b) Engage or participate, directly or indirectly, in any business or businesses substantially similar to any business conducted by SSWMX at any time during such period of employment unless such business(es) existed at the time of employment commencement and employee is the owner or major stockholder of such business(es) or employee has received Board of Director approval to engage in such business(es).

         (c) Solicit or cause to be solicited for the benefit of Employee or any third party any customers of SSWMX unless employee has received Board of Director approval to solicit such customers.

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4.4 RECRUITING OF EMPLOYEES. At no time during the Employment Term shall
Employee recruit or cause any other person to solicit or recruit any employee of SSWMX for the benefit of any business similar to or competitive with any business carried on by SSWMX during the period of the Employee's employment with SSWMX.

                  SECTION 5. APPOINTMENT TO BOARD OF DIRECTORS
                  --------------------------------------------
5.1 APPOINTMENT. Without further consideration Employee shall be appointed to the Board of Directors and shall continue to be a member of the Board during the term of this Agreement.

                       SECTION 6. VACATIONS AND HOLIDAYS.
                       ----------------------------------
Employee shall be entitled to vacations and holidays without reduction in his/her base compensation in accordance with the policies established from time to time by SSWMX's Board of Directors. Employee shall also be entitled to observe regular holidays observed by SSWMX's employees generally.

                            SECTION 7. MISCELLANEOUS.
                            -------------------------
7.1 NOTICES. Any notices required to be given to any party hereunder shall be in writing and shall be deemed given upon actual delivery in the case of personal delivery, or three (3) business days after deposit in the U.S. mail, first class postage and certified fees prepaid, in either case addressed to the party to be notified at its address as such party may have specified in a written notice to the other party given in accordance with this section.

7.2 ASSIGNMENT, BINDING EFFECT. SSWMX may assign its rights and delegate its obligations under this Agreement to any affiliated entity or to any person or entity which acquires ownership or control of the assets or stock of SSWMX by sale, merger, reorganization or otherwise. Except as hereinabove provided, neither of the parties hereto may assign any rights or delegate any obligations under this Agreement without the written consent of the other party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

7.3 MODIFICATIONS. This Agreement may be modified only by a writing signed by both parties.

7.4 GOVERNING LAW. This Agreement shall be interpreted under and governed by the laws of the State of California.

7.5 NON-WAIVER. No covenant or condition of this Agreement can be waived except by the written consent of the waiving party. Forbearance or indulgence by either party in any regard whatsoever or failure to take action on account of any default by either party will not constitute a waiver of the covenant or condition to be performed; and, until complete performance of such covenant or condition, the non-defaulting party will be entitled to invoke any remedy available to it under this Agreement or by law or in equity despite said forbearance or indulgence.

7.6 ATTORNEY'S FEES. If any litigation is commenced between the parties concerning any provisions of this Agreement, or the rights and duties of any person in relation to this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief that is granted, to a reasonable sum as and for its attorneys' fees in such action which are determined by the court in such action or in a separate action brought for that purpose.

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7.7 ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement of the parties hereto as of the date hereof with respect to the subject matter of this Agreement, and supersedes and replaces in full any and all other prior or contemporaneous written and/or oral agreements, representations and understandings of or between the parties concerning the subject matter.

7.8 SEVERABILITY. In case this Agreement, or any one or more of the provisions hereof, are held to be invalid, illegal or unenforceable within any governmental jurisdiction, neither this Agreement nor any provision shall as a consequence thereof be deemed to be invalid, illegal or unenforceable within any other jurisdiction. In case any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceable shall not effect any other provision of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein, and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

7.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original as against the party or parties who signed it, but all of which together constitutes a single agreement.

7.10 HEADINGS. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting or amplifying the terms and provisions hereof.

7.11 NO RIGHTS IN THIRD PARTIES. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereof and their respective successors and assigns or personal representatives, any rights or remedies under or by reason of this Agreement.

7.12 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:
         (a) "Engage or participant in any business" referred to in section 4.3 shall be deemed to mean engaging or participating in any business or businesses, whether for Employee's own account or for that of any other person, firm or corporation, and whether as a stockholder (except as a stockholder in a publicly-held corporation with more than 500 holders of common stock of which Employee owns less than 1% of the outstanding securities of any class), principal, agent, proprietor, partner, officer, director, employee, consultant, or contractor, or in any other capacity.

7.13 REMEDIES. The parties acknowledge that any breach, violation or evasion by Employee of the terms of this Agreement will result in immediate and irreparable injury and harm to SSWMX, and will cause damage to SSWMX in amounts difficult to ascertain. Accordingly, SSWMX shall be entitled to the remedies of injunction and specific performance, or either of such remedies, as well as to all other legal or equitable remedies to which SSWMX may be entitled, including, without


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limitation, termination of the Employment Term and this Agreement. Any breach, violation or evasion by SSWMX of the terms of this Agreement will result in immediate and irreparable injury to Employee, and shall entitle him to all legal or equitable remedies to which he may be entitled.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with an Effective Date of November 25, 2002.

SSWM, Inc.                                         Employee: Behzad Mirzayi
5922-B Farnsworth Court                            8228 South Jackson Street
Carlsbad, CA 92008                                 Littleton, CO 80122

BY: /S/ BRUCE S. BEATTIE                                /S/ BEHZAD MIRZAYI
    --------------------------------               -----------------------------
    Bruce S. Beattie, President, CEO               Behzad Mirzayi



BY: /S/ ROBERT C. BREHM
    --------------------------
    Robert C. Brehm, Director, Secretary


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